                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this registration statement of our report dated March 8, 2002 on the combined financial statements of Hewitt Associates LLC and Affiliates (predecessor to the Registrant) as of September 30, 2000, and for each of the years in the two-year period ended September 30, 2000, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Chicago, Illinois
June 10, 2002